UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

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MSC INDUSTRIAL DIRECT CO., INC.

(Exact name of registrant as specified in its charter)

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New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Broadhollow Road, Suite 1000, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On December 19, 2022, MSC Industrial Direct Co., Inc. (the “Company”) entered into a Receivables Purchase Agreement (the “RPA”), by and among MSC A/R Holding Co., LLC, a wholly owned subsidiary of the Company (“MSC A/R”), as seller, the Company, as master servicer, the purchasers from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent. Additionally, MSC A/R also entered into a Receivables Sale Agreement, dated as of December 19, 2022 (the “RSA” and, together with the RPA, collectively the “Receivables Facility”), by and between MSC A/R, as buyer and Sid Tool Co., Inc., a wholly owned subsidiary of the Company (“Sid Tool”), as originator.

The Receivables Facility is a committed senior secured revolving trade receivables facility in an initial aggregate amount of $300.0 million. Under the provisions of the Receivables Facility, Sid Tool will sell its existing and future trade receivables and certain related rights (the “Receivables”) to MSC A/R at a fair market value purchase price by means of cash and a subordinated intercompany note. Pursuant to the terms of the RPA, purchasers will purchase Receivables from MSC A/R. Amounts purchased under the Receivables Facility will be priced at 1-month Term SOFR plus a margin.

The Receivables Facility contains certain representations and warranties by the Company customary for facilities of this type. The Receivables Facility also contains two financial covenants requiring the Company to maintain: (i) a maximum consolidated leverage ratio of total indebtedness to EBITDA (earnings before interest expense, taxes, depreciation and amortization) of no more than 3.00 to 1.00 (or, at the election of the Company after it consummates a material acquisition, a four-quarter temporary increase to 3.50 to 1.00) and (ii) a consolidated interest coverage ratio of more than 3:00 to 1:00 as of the last day of any fiscal quarter.

The foregoing description of the Receivables Facility is not complete and is qualified in its entirety by reference to the full terms and conditions of the RPA and RSA, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. Wells Fargo, which is the administrative agent under the RPA, and Bank of America, N.A., a purchaser under the RPA, are each a lender and issuing lender under the Company’s revolving credit agreement, and Regions Bank, a purchaser under the RPA, is also a lender under the Company’s revolving credit agreement.

Item 2.03Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits:

10.1 10.2

Receivables Purchase Agreement, dated as of December 19, 2022, by and among MSC Industrial Direct Co., Inc, MSC A/R, Wells Fargo Bank, National Association and the purchasers listed thereto.

Receivables Sale Agreement, dated as of December 19, 2022, by and between MSC A/R and Sid Tool Co., Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: December 20, 2022	By:	/s/ KRISTEN ACTIS-GRANDE
	Name:	Kristen Actis-Grande
	Title:	Executive Vice President and Chief Financial Officer